                                                                    EXHIBIT 99.2

                          WESTLAKE CHEMICAL CORPORATION

                                LETTER TO CLIENTS
                          FOR TENDER OF ALL OUTSTANDING
                          8 3/4% SENIOR NOTES DUE 2011
                           IN EXCHANGE FOR REGISTERED
                          8 3/4% SENIOR NOTES DUE 2011

  FULLY AND UNCONDITIONALLY GUARANTEED BY ALL DOMESTIC RESTRICTED SUBSIDIARIES
                        OF WESTLAKE CHEMICAL CORPORATION

--------------------------------------------------------------------------------
  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 7, 2004, UNLESS EXTENDED. OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------

To Our Clients:

         We are enclosing with this letter a prospectus dated [__________], 2003 of Westlake Chemical Corporation and the related letter of transmittal. These two documents together constitute Westlake's offer to exchange its 8 3/4% Senior Notes due 2011, fully and unconditionally guaranteed by all of its domestic restricted subsidiaries (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 8 3/4% Senior Notes due 2011 fully and unconditionally guaranteed by all of its domestic restricted subsidiaries (the "Old Notes"). The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

         We are the holder of record of Old Notes held by us for your own account. A tender of your Old Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account under the terms and conditions of the exchange offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

         Pursuant to the letter of transmittal, each holder of Old Notes will represent to Westlake and the guarantors that:

         o any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

         o such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

         o such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of Westlake or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

         o if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes;

         o if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

         o if such person is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from Westlake or any guarantor; and

         o such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

                                             Very truly yours,

         PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER.


                         INSTRUCTION TO DTC PARTICIPANT

To Participant of DTC:

         The undersigned hereby acknowledges receipt and review of the prospectus dated [__________], 2003 of Westlake Chemical Corporation and the related letter of transmittal. These two documents together constitute Westlake's offer to exchange its 8 3/4% Senior Notes due 2011, fully and unconditionally guaranteed by all of its domestic restricted subsidiaries (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of its issued and outstanding unregistered 8 3/4% Senior Notes due 2011 fully and unconditionally guaranteed by all of its domestic restricted subsidiaries (the "Old Notes").

         This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the exchange offer for the Old Notes held by you for the account of the undersigned.

         The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount): $__________.

         With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

         [ ] TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

         [ ] TO TENDER THE FOLLOWING AMOUNT OF OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:
$__________.

         [ ] NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

         IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

         o any New Notes received are being acquired in the ordinary course of business of the undersigned;

         o the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

         o the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of Westlake or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

         o if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes;

         o if the undersigned is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

         o if the undersigned is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from Westlake or any guarantor; and

         o the undersigned is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.


                                    SIGN HERE


Name of beneficial owner(s):
                              --------------------------------------------------

Signature(s):
               -----------------------------------------------------------------

Name(s) (please print):
                         -------------------------------------------------------

Address:
          ----------------------------------------------------------------------

Telephone Number:
                   -------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                    ----------------------------

Date:
       -------------------------------------------------------------------------